Fairchild International Corporation
                          595 Hornby Street, Suite 603
                   Vancouver, British Columbia, V6C 1A4 Canada
                                  604-646-5614

                                  May 28, 2002


Praxis Pharmaceuticals Inc.
#600 - 595 Hornby Street
Vancouver, BC  V6C 1A4

Gentlemen:

This letter outlines our agreement pertaining to the Termination of License And Research & Development Agreement Dated the 28th of February, 2001 (the "Termination Agreement") and the amendment to the Termination Agreement dated January 15, 2002 (the "First Amendment").

In the Termination Agreement, Fairchild and Praxis had agreed that Praxis would retain those common shares of Fairchild issued to Praxis under the terms of the original license agreement; and that Praxis would pay to Fairchild 30% of Net Revenues from sales of the agents in the arthritis and topical treatment of dermal wrinkles to a maximum of $250,000 over the first three years of sales (the "Royalty Obligation").

In the First Amendment, Fairchild and Praxis agreed that (1) Praxis would place its Fairchild shares (the "Shares") in a voluntary pooling arrangement whereby an amount equal to 1% of the total number of Fairchild's outstanding shares would be released every three months to Praxis, and (2) so long as Praxis paid Fairchild 66.6% of the proceeds from the sale of the Shares until US$ 175,000 had been paid, Fairchild would deem that payment to be in full and complete satisfaction of the Royalty Obligation described above.

Fairchild and Praxis now further amend the Termination Agreement and the First Amendment as follows:

1.       The Shares need not be placed in a voluntary pooling arrangement.

2. Praxis shall comply with all of the requirements for the resale of the Shares under Rule 144 of the United States Securities Act of 1933.

3. So long as Praxis has paid Fairchild a total of US$175,000 by May 31, 2003, such payment shall be deemed to be in full and complete satisfaction of the Royalty Obligation described above.

Please sign below to indicate your agreement and acceptance of this amendment to the Termination Agreement and First Amendment.

FAIRCHILD INTERNATIONAL CORPORATION

By:      /S/ BYRON COX
   --------------------------------------------------
      Byron Cox, Secretary

Agreed to and accepted this 28th day of May, 2002.
PRAXIS PHARMACEUTICALS INC.

By:      /S/ ROBERT SMART
   -----------------------------------------
      Robert Smart, Secretary